SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 7, 2007

MSGI SECURITY SOLUTIONS, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-16730	88-0085608
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File No.)	Identification No.)

575 Madison Avenue
New York, New York 10022
(Address of Principal Executive Offices)

917-339-7134
(Registrant’s telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement

On February 7, 2007 MSGI Security Solutions, Inc. ("MSGI" or the "Company") issued to Hyundai Syscomm Corp. ("Hyundai") a Warrant (the "Warrant") to purchase a maximum of 24,000,000 shares of common stock in exchange for a maximum of $80,000,000 in revenue, which is to be realized by the Company over a maximum period of four years.

The vesting of the Warrant will take place quarterly over the four-year period based on 300,000 shares for every $1 million in revenue realized by the Company. The revenue is subject to the sub-contracting agreement between Hyundai and the Company dated October 25, 2006 and as reported on Form 8-K filed on October 31, 2006. Additionally such shares cannot be issued or vested until the majority of the stockholders in the Company approve the matters included in the Company’s Special Meeting of Stockholders as described in the definitive proxy dated January 31, 2007 as filed on Schedule 14A on February 1, 2007.

The foregoing summary is qualified in its entirety by the form of Warrant incorporated herein as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits

(a) N/A
(b) N/A
(c) The following documents are filed herewith as exhibits to this Form 8-K:

Exhibit No.

4.1	Form of Warrant issued to Hyundai Syscomm Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSGI SECURITY SOLUTIONS, INC.

Date: February 8, 2007	By:	/s/ Richard J. Mitchell III
Name: Richard J. Mitchell III, Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Form of Warrant issued to Hyundai Syscomm Corp.